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                                                                    EXHIBIT 99.1


                       EMERGENCY FILTRATION PRODUCTS, INC.
                                                                    NEWS RELEASE
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE

                      EMERGENCY FILTRATION PRODUCTS, INC.
                           ISSUES FURTHER CORRECTIONS

     LAS VEGAS, NEVADA, DECEMBER 28, 1999 - Emergency Filtration Products, Inc. ("EFP" or "the Company" National Quotation Bureau: EMFP) currently is amending its pending Form 10SB Registration Statement filed under the Securities Exchange Act of 1934 with the Securities and Exchange Commission. Michael J. Crnkovich, EFP's President and Chief Executive Officer, further announced that the Company will be filing an additional Form 8-K which addresses certain prior incorrect disclosures.

     The Company and third parties have made certain incorrect statements concerning the business and operations of the Company which may include projections, forecasts and opinions. These incorrect statements and the correct information is as follows:

     On June 21, 1999 Global Penny Stocks, a stock advisory newsletter, issued a Report on EFP. In the Report, it was stated that ClubMedic, Inc., a distributor of EFP products, projected average sales volume of 480,000 units annually. The actual agreement, entered into on June 1, 1999 calls for 400,000 units to be sold annually in order for ClubMedic to become an exclusive U.S. distributor. The ClubMedic agreement may be found as exhibit 10.1 of the Company's Form 10SB12G.

     The same Report states, "...the American Lung Association has said it will endorse the product..." The ALA has not endorsed the Company's technology to date. EFP expects this technology to apply to the lung/breathing market during the first quarter of 2001.

     In an interview with CNBC on June 3, 1999 the following five incorrect statements were made regarding the Company's activities at that time. The necessary corrections follow each statement.

     1 - It was stated that "We are patented in 65 countries." The Company decided, in August 1999, to maintain its patents through the European Patent Organization rather than the Patent Co-operative Treaty. Accordingly, patent protection has now been secured or is pending on the original VIV filter technology in the following foreign countries: Australia, Canada, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, Monaco, Netherlands, Portugal, Spain, Sweden, Switzerland, United Kingdom, Aden (Yemen), Anguilla, Antigua, Bahrain, Belize, Bermuda, Botswana, British Indian Ocean Territory, British Virgin Islands, Brunei, Cayman Islands, Channel Island of Jersey, Cyprus, Dominica, Falkland Islands, Fiji Islands, Gambia, Ghana, Gibraltar, Grenada, Guyana, Kenya, Kiribati, Monserrat, Seychelles, Sierra Leone, Solomon Islands, St. Vincent, St. Lucia, St. Kitts-Nevis, St. Helena, Swaziland, Tanganyika, Tanzania, Trinidad, Tobago, Turks & Calcos, Tuvalu, Uganda, Vanuatu, Western Samoa, Zanzibar and Liechtenstein. At the time the comment in the CNBC interview was made, the Company was also protected in the countries of Hong Kong, New Zealand and South Africa. Because it subsequently chose to exercise patent protection under the European Patent


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Organization instead of the Patent Cooperation Treaty it lost those three member countries. Thus, at the time of comment we were protected in 66 countries and are now protected in 62 countries

     2 - It was stated that, "We are on top and really are the leader in the industry, even though we're relatively new." The Company is not a sales leader in the medical device industry.

     3 - It was stated that, "We're working with associations such as the American Heart Association. We've just been authorized to work within their distribution system." There is no written agreement between EFP and the American Heart Association. The AHA is under no obligation to EFP on any matter.

     4 - It was stated that, "Dirks and Company . . . is taking us on as our investment banker." At the time this statement was made, EFP and Dirks were negotiating an investment banking arrangement which never materialized. EFP has no relationship with Dirks and Company and negotiations terminated in July, 1999.


     5 - It was stated that, " In the next six months, [investors] can see some profits, but if they really want to hit a home run, be patient. It'll be there." The Company has no profits to date and there is no assurance the Company will be profitable.

Sterling Petersen
PHONE     800-380-7669
FAX       702-798-4939
EMAIL     stpetie@flash.net